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                                                                    EXHIBIT 23.3

                    (SPROULE ASSOCIATES LIMITED LETTERHEAD)


                                February 28, 2005
Burlington Resources Inc.
Ste. 2100, 717 Texas Avenue
Houston, Texas 77002-2712

RE: CONSENT

Gentlemen:

We hereby consent to the reference to our firm name and our review of the estimates of proved reserves of natural gas, oil and natural gas liquids that Burlington Resources Inc. attributed to its net interests in oil and gas properties located in Canada, entitled "Unqualified Audit Opinion of Burlington Resources Incorporated Canadian Proved Reserves (As of December 31, 2004)," dated January 11, 2005; (the "Opinion Letter"), which appears in this Form 10-K. In addition, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Registration Nos. (333-91247, 333-95071, 333-52324, 33-22493, 33-25807, 33-26024, as amended in Registration No. 2-97533,
33-33626, 33-46518, 33-53973, 333-02029, 333-32603, 333-40565, 333-60081 and
333-90906), and on Form S-3 Registration Nos. (33-54477, 333-24999, 333-52213,
333-83163, 333-89899, 333-36032, 333-61600 and 333-87170) of Burlington
Resources Inc. of the reference to our firm name and our review of the estimates of proved reserves of natural gas, oil and natural gas liquids that Burlington Resources Inc. attributed to its net interests in oil and gas properties located in Canada as of December 31, 2004, as set forth in our Opinion Letter dated January 11, 2005, which appears in this Form 10-K.


                                           SPROULE ASSOCIATES LIMITED

                                           /s/ KEN H. CROWTHER
                                           ----------------------------------
                                           Ken H. Crowther, P. Eng.
                                           President